Exhibit 99.1

Northern Oil and Gas, Inc. Announces Reaffirmation of its Borrowing Base at $550 million

WAYZATA, MINNESOTA — October 22, 2015 — Northern Oil and Gas, Inc. (NYSE MKT: NOG) (“Northern”) today announced that, during the semi-annual redetermination period under Northern’s revolving credit facility, its bank syndicate group reaffirmed and maintained the existing $550 million borrowing base.

“Capital discipline, combined with our exposure to the core of the Williston Basin, supported the reaffirmation of our borrowing base,” commented Northern’s Chairman and Chief Executive Officer, Michael Reger.  “The financial flexibility of our business model and the discipline we are showing through our capital allocation process gave our lenders the confidence they needed to maintain our borrowing base.  We appreciate the continued support provided by the entire syndicate of banks in our facility.”

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

CONTACT:

Brandon Elliott
EVP, Corporate Development and Strategy
952-476-9800
Belliott@northernoil.com

SOURCE Northern Oil and Gas, Inc.